UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2014

BLUEFIRE RENEWABLES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52361	20-4590982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 Musick

Irvine, CA92618

(Address of principal executive offices)

(949) 588-3767

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. OTHER EVENTS

On August 13, 2014, Bluefire Renewables, Inc. (the “Company”) adjourned the annual meeting of stockholders of the Company. At least a majority of the Company’s common stock outstanding on the record date must be represented at the annual meeting, either in person or by proxy, in order to constitute a quorum for the transaction of business at the annual meeting. A quorum was not reached at the scheduled time of the meeting. The meeting will reconvene at a date and time to be determined by the Board of Directors.

Board Committee Appointments

Effective as of August 13, 2014, the board of directors of the Company approved the appointment of (i) Mr. Chris Nichols to serve as the Chairman of the Audit Committee; (ii) Joseph Sparano as Chairman of the Nominating Committee and as member of the Compensation Committee and Audit Committee; (iii) Arnold Klann as member of the Nominating Committee; and (iv) Necitas Sumait as member of the Nominating Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEFIRE RENEWABLES, INC.

Date: August 18, 2014	By:	/s/ Arnold R. Klann
	Name:	Arnold R. Klann
	Title:	Chief Executive Officer